UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 15, 2021

Backblaze, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Ben Franklin Ct San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)

(650) 352-3738

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other events.

On November 15, 2021, the underwriters of the previously announced initial public offering of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), of Backblaze, Inc. (the “Company”) exercised in full their option to purchase an additional 937,500 shares of Class A Common Stock from the Company for the purpose of covering over-allotments. This exercise of the over-allotment option closed on November 17, 2021, resulting in additional gross proceeds to the Company of approximately $15.0 million, before deducting underwriting discounts, commissions and other offering expenses payable by the Company. After giving effect to this exercise of the over-allotment option, the total number of shares of Class A Common Stock sold by the Company in the initial public offering increased to 7,187,500 shares and total gross proceeds increased to approximately $115.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Backblaze, Inc.

By:	/s/ Frank Patchel
Name: Frank Patchel
Title: Chief Financial Officer

Date: November 18, 2021